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                             STOCK OPTION AGREEMENT


     This STOCK OPTION AGREEMENT ("Agreement") is dated as of April 15, 1999 (the "Effective Date"), by and between GTC Telecom Corp., a Nevada corporation, (the "Company"), and Clay T. Whitehead, an individual ("Holder").

                                    RECITALS

     WHEREAS, the Company proposes to issue to Holder an option to acquire up to 526,316 shares (the "Shares") of the authorized and issued common stock of the Company (the "Common Stock") in accordance with the terms of this Agreement; and

     WHEREAS, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                   AGREEMENT

     SECTION 1. Issuance of Option. Upon execution of this Agreement, the Company hereby issues Holder an option to acquire up to 526,316 Shares of the Company's Common Stock, fully paid and non-assessable at an exercise price of $0.475 per share (the "Exercise Price"), subject to the terms of this Agreement (the "Option").

     SECTION 2. Exercise of the Option. If and when Holder elects to exercise this Option, the exercise must be for a minimum of 5,000 Shares. Upon such exercise of the Option and payment of the Exercise Price, the Company shall cause to be issued and delivered promptly to Holder a certificate for the Shares issuable upon the exercise of the Option.

     SECTION  3.     Expiration  of Option.    Holder's option rights to acquire
any Shares not previously purchased by him shall expire on the date which is one
(1)  year  from  the  date  hereof.

     SECTION 4. Mutilated or Missing Option Certificates. In case the original of this Agreement shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of this Agreement, a new Option of like tenor and representing an equivalent right or interest.

     SECTION 5. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common
Stock held in its treasury for the purpose of enabling it to satisfy its obligation to issue Shares upon exercise of the Option, the full number of Shares deliverable upon the exercise of the entire Option.

     SECTION 6. Non-Assignable Option Rights. Holder's Option right to acquire all or the balance of Shares that Holder has the right to acquire under this Agreement is non-assignable by Holder.

     SECTION 7. Certificates to Bear Language. The Shares and the certificate or certificates evidencing any such Shares shall bear the following legend:

"THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

Share Certificates can be issued, without such restrictive language or legend, if the Option or the Shares are sold pursuant to an effective registration statement under the Securities Act of 1933 or if the Company has received an opinion from counsel, reasonably satisfactory to counsel for the Company, that such restrictive language or legend is no longer required under the Act.

     SECTION 8. Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Agreement. Upon consummation of such transaction the Option shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of the Option would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Option immediately before the effective date of such transaction.

     SECTION 9. Company Transfer of Shares. The Company shall use its best efforts to assure that the Shares shall be transferable under Rule 144 promulgated under the Securities Act of 1933, as amended, on that date in which the Holder has held the Shares for the applicable holding period under Rule 144, and shall use its best efforts at no cost or expense to Holder to cause its transfer agent to transfer the Shares under such Rule 144 when the same is sought by Holder.

     SECTION 10. Notices to Company and Holder. Any notice or demand authorized by this Agreement to be given or made by Holder or by the Company shall be sufficiently given or made if sent by registered mail, postage prepaid, return receipt requested to the principal office of the party to receive the notice as provided below:

If  to  Company:               GTC  Telecom  Corp.
                               3151  Airway  Avenue,  Suite  P-3
                               Costa  Mesa,  CA  92626
                               Attn:  Paul  Sandhu,  President

With  copy  to:                Law  offices  of  M.  Richard  Cutler,  Esq.
                               610  Newport  Center  Drive,  Suite  800
                               Newport  Beach,  CA  92660
                               Attention:  M.  Richard  Cutler

If  to  Holder:                Clay  T.  Whitehead
                               _________________________
                               _________________________
                               _________________________

     SECTION 11. Supplements and Amendments. This Agreement may only be amended with the express written consent of Holder and the Company.

     SECTION  12.  Successors.     All  the  covenants  and  provisions  of this
Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

     SECTION  13.  Counterparts.   This Agreement may be executed in one or more
counter parts, such that when integrated together they will form a binding Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

GTC TELECOM CORP.

/s/ S. Paul Sandhu
By: S. Paul Sandhu
Its: President


/s/ Clay T. Whitehead
Clay T. Whitehead